UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11294	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

UnumProvident Corporation’s corporate governance principles state that the Chairman of the Board presides at all executive sessions of the non-management directors and that the non-management directors will meet in executive session at all regularly scheduled meetings of the Board of Directors. The Company’s 2006 proxy statement for its 2006 annual meeting of stockholders included references to the Company’s corporate governance principles and stated that they are available at its webpage, www.unumprovident.com.

The Commentary to Section 303A.03 of the New York Stock Exchange (NYSE) Listed Company Manual requires each listed company to disclose in its proxy statement the name of the director chosen to preside at executive sessions of non-management directors or the procedure by which a presiding director is selected for each executive session. On September 20, 2006, the NYSE notified the Company that it was considered deficient in meeting the above requirement and provided until September 27, 2006 to cure the deficiency. The NYSE’s notice states that the disclosure deficiency may be cured by including the required disclosure in a Current Report on Form 8-K. Accordingly, concurrent with the filing of this Current Report on Form 8-K, the Company believes that it has cured this deficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation
(Registrant)

Date: September 26, 2006	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Corporate Secretary and
Assistant General Counsel